                                                                    Exhibit 23.2




                                                              DAVY INTERNATIONAL
                                                               2440 Camino Ramon
Murray N. Hutchison                                         San Ramon, CA  94583
Senior Vice President                                       Tel:  (510) 866-1166
                                                            Telex: 470670
                                                            Fax:  (510) 866-6520






April 3, 1996





Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, CO  80401                                     Via Fax No. 1-303-279-3772

Gentlemen:


We hereby consent to the incorporation by reference into the Registration Statement of Canyon Resources Corporation (the "Company") on Form S-3 covering the registration of 6,282,451 shares of the Company's common stock and 2,017,167 warrants, of our Mine Plan and Preliminary Feasibility Study dated September 1993 pertaining to the Company's McDonald Property as referred to in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.


Very truly yours,



/s/ Murray N. Hutchison
- -----------------------
Murray N. Hutchison


MNH:smr